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                                                                  EXHIBIT 23.1

            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

We consent to incorporation herein by reference of our report dated February 17, 1995, relating to the consolidated balance sheet of Chiron Corporation as of December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended and the related schedule.

                                                    KPMG PEAT MARWICK LLP

San Francisco, California
October 4, 1995